UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey JE2 4YE (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On March 17, 2016, NovoCure Limited (the “Company”) entered into an Indemnification Agreement with each of its directors. The Indemnification Agreement replaces the indemnification agreements that the Company had previously entered into with certain of its directors.

Under the terms of the Indemnification Agreement, the Company will indemnify, defend and hold harmless each director to the fullest extent permitted or required by the Company’s Articles of Association or applicable law against all expenses and liabilities of any type actually and reasonably incurred by each director in connection with the investigation, defense, settlement or appeal of a proceeding arising out of his or her service as a director. The Indemnification Agreement further provides procedures for the determination of a director’s right to receive indemnification and the advancement of expenses.

Except as specifically provided in the Indemnification Agreement, a director will not be entitled to indemnification or advancement of expenses in connection with any proceeding or claim that the director initiates or brings voluntarily and not by way of defense. The Indemnification Agreement also provides that the Company will advance certain expenses to a director prior to the final disposition of certain claims or proceedings. Prior to receiving such an advance, the director must execute and deliver to the Company an undertaking to repay any advanced amounts if the director is ultimately found not to be entitled to indemnification. In some situations, an Indemnitee will be required to meet certain statutory or other standards of conduct in order to be indemnified by the Company under the Indemnification Agreement. Pursuant to the Indemnification Agreement, the Company may not amend its Articles of Association to diminish a director’s right to indemnification provided by the Indemnification Agreement or other indemnity provisions in place prior to such amendment. The Company has also agreed to use reasonable efforts to maintain a reasonable level of directors’ and officers’ liability insurance coverage, subject to certain limitations.

This description of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timothy Langloss, a current Class I director of the Company, advised the Company on March 16, 2016, that he will retire from the Board on the date of the Company’s 2016 annual general meeting of shareholders and that he will not stand for re-election at that meeting.  Mr. Langloss’ decision to not stand for re-election, which will mark his retirement from the Board after seven years of distinguished service, did not result from any disagreement with the Company or its management.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: March 22, 2016

By: /s/ Wilhelmus Groenhuysen

       Name: Wilhelmus Groenhuysen

       Title: Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement